UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Class A Stock, par value $0.01 per share	BPYU	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPYUP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to vote on the proposals identified in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2020.

There were 57,336,992 shares of the Company’s Class A Stock, par value $0.01 per share, 202,438,184 shares of the Company’s Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), 175,180,348 shares of the Company’s Class B-1 Stock, par value $0.01 per share (“Class B-1 Stock”) and 640,051,301 shares of the Company’s Class C Stock, par value $0.01 per share (“Class C Stock”), outstanding on April 22, 2020, the record date for the Annual Meeting, each of which was entitled to one vote with respect to the election of each director nominee and one vote with respect to the other proposal presented for stockholder action at the Annual Meeting. All of the outstanding shares of Series B Preferred Stock, Class B-1 Stock and Class C Stock are owned by affiliates of Brookfield Property Partners L.P. and were voted in favor of the ten director nominees and the other proposal submitted for stockholder approval at the Annual Meeting.

At the Annual Meeting, the stockholders elected all ten director nominees and approved the other proposal. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set forth below.

Proposal 1. Votes regarding the election of the persons named below as directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified were as follows:

Nominee	For	Against	Abstaining	Broker Non- Votes
Caroline M. Atkinson	1,033,659,022	8,919,627	89,304	13,030,455
Jeffrey M. Blidner	1,032,343,292	10,224,328	100,333	13,030,455
Soon Young Chang	1,023,466,220	19,099,186	102,547	13,030,455
Richard B. Clark	1,032,972,079	9,593,466	102,408	13,030,455
Omar Carneiro Da Cunha	1,033,478,136	9,074,929	114,888	13,030,455
Scott R. Cutler	1,033,655,807	8,909,387	102,759	13,030,455
Stephen DeNardo	1,033,527,129	9,037,124	103,700	13,030,455
Louis J. Maroun	1,030,438,419	12,074,488	155,046	13,030,455
A. Douglas McGregor	1,033,646,513	8,912,421	109,019	13,030,455
Lars Rodert	1,033,384,033	9,178,121	105,799	13,030,455

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as director until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Proposal 2. Votes regarding the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 were as follows:

For	Against	Abstaining
1,053,399,225	2,149,000	150,183

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was duly ratified by the Company’s stockholders.

No other business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: June 17, 2020	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary

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